SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

THE E.W. SCRIPPS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL 1
REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES
REPORT ON THE COMPENSATION OF DIRECTORS
REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
REPORT ON THE SECURITY OWNERSHIP OF MANAGEMENT
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT ON STOCKHOLDER RETURN -- PERFORMANCE GRAPH
REPORT ON COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT ON THE COMPANY’S PENSION PLAN
REPORT ON CERTAIN TRANSACTIONS
PROPOSAL 2
REPORT ON SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE
REPORT ON INDEPENDENT PUBLIC ACCOUNTANTS
REPORT ON SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
OTHER MATTERS
Vote by Internet

THE E. W. SCRIPPS COMPANY

Scripps Center

312 Walnut Street
Cincinnati, Ohio 45202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2002

TO THE SHAREHOLDERS OF THE E. W. SCRIPPS COMPANY

      The Annual Meeting of the Shareholders of The E. W. Scripps Company (the “Company”) will be held at the Queen City Club, Cincinnati, Ohio, on Thursday, May 9, 2002 at 10:00 a.m., local time, for the following purposes:

1.	To elect eleven persons to serve as directors for the ensuing year;

2.	To amend the Company’s 1997 Long-Term Incentive Plan to reserve 3,000,000 additional Class A Common Shares for issuance under the Plan;

3.	To transact such other business as may properly come before the meeting.

      The board of directors has fixed the close of business on March 21, 2002 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting and any adjournment thereof.

      We encourage you to attend the meeting and vote your shares in person. If you plan to attend the meeting and need special assistance because of a disability, please contact the secretary’s office.

      We have enclosed the 2001 Annual Report, including financial statements, and the Proxy Statement with this Notice of Annual Meeting.

      It is important that your shares be represented at the meeting, whether or not you are personally able to attend. Registered shareholders can vote their shares by using a toll-free telephone number or the Internet. Instructions for using these convenient services are set forth on the enclosed proxy card. Of course, you may still vote your shares by marking your vote on the enclosed proxy card, signing, dating it and mailing it in the envelope provided. Returning your executed proxy card, or voting your shares using the toll-free number or the Internet, will not affect your right to attend the meeting and vote your shares in person.

      Your proxy is being solicited by the board of directors,

M. DENISE KUPRIONIS, ESQ.
Vice President
Corporate Secretary/ Director of Legal Affairs

March 28, 2002

The E. W. Scripps Company

312 Walnut Street

Cincinnati, Ohio 45202

PROXY STATEMENT

2002 ANNUAL MEETING

MAY 9, 2002

      This proxy statement, together with the accompanying notice of meeting, proxy card and annual report, is being mailed to shareholders on or about March 28, 2002. It is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of The E. W. Scripps Company, an Ohio corporation (the “Company”), which will be held on Thursday, May 9, 2002.

      The close of business on March 21, 2002 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

      On February 28, 2002 the Company had outstanding 60,263,500 Class A Common Shares, $.01 par value per share (“Class A Common Shares”), and 19,096,913 Common Voting Shares, $.01 par value per share (“Common Voting Shares”). Holders of Class A Common Shares are entitled to elect the greater of three or one-third of the directors of the Company but are not entitled to vote on any other matters except as required by Ohio law. Holders of Common Voting Shares are entitled to elect all remaining directors and to vote on all other matters requiring a vote of shareholders. Each Class A Common Share and Common Voting Share is entitled to one vote upon matters on which such class of shares is entitled to vote.

PROPOSAL 1

Election of Directors

      A board of eleven directors is to be elected, three by the holders of Class A Common Shares voting separately as a class and eight by the holders of Common Voting Shares voting separately as a class. In the election, the nominees receiving the greatest number of votes will be elected. All directors will hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

      Each proxy for Class A Common Shares executed and returned by a holder of such shares will be voted for the election of the three directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Each proxy for Common Voting Shares executed and returned by a holder of such shares will be voted for the election of the eight directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Although the board of directors does not contemplate that any of the nominees hereinafter named will be unavailable for election, in the event that any such nominee is unable to serve, the proxies will be voted for the remaining nominees and for such other person(s), if any, as the board may propose.

      Mr. Daniel J. Meyer is retiring from the board of directors and not standing for reelection at the annual meeting of shareholders. Mr. Joseph P. Clayton resigned from the board of directors in February 2002. The board thanks each director for his contributions to the Company.

REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

      The following table sets forth certain information as to each of the nominees for election to the board of directors.

		Director	Principal Occupation or Occupation/Business
Name	Age	Since	Experience for Past Five Years

Nominees for Election by Holders of Class A Common Shares
Nicholas B. Paumgarten	56	1988	Managing Director of J.P. Morgan Chase since February 10, 1992 (an investment banking firm).
Ronald W. Tysoe (1)	48	1996	Vice Chairman, Finance and Real Estate, since December 1997 and Vice Chairman and Chief Financial Officer from April 1990 to December 1997 of Federated Department Stores, Inc.
Julie A. Wrigley (2)	53	1997	President and CEO of Wrigley Investments, LLC since March 1999, Chairman and CEO of Wrigley Management Inc. from 1995 through 1998, Assistant to the President/CEO of Wm. Wrigley Jr. Company from 1994 through 1998, Investment Advisor & Manager of Wrigley Family Trusts and Estates from 1977 through 1998.
Nominees for Election by Holders of Common Voting Shares
William R. Burleigh (3)	66	1990	Chairman of the Company since May 1999. Chief Executive Officer of the Company from May 1996 to September 2000, President of the Company from August 1994 to February 2000, Chief Operating Officer from May 1994 to May 1996, Executive Vice President from March 1990 through May 1994 and Senior Vice President/ Newspapers and Publishing from September 1986 to March 1990.
John H. Burlingame (4)	68	1988	Active Retired Partner, Senior Partner January 1, 1998 to December 31, 1999, Partner from June 1, 1997 through December 31, 1997 and Executive Partner from 1982 through June 1, 1997 of Baker & Hostetler LLP (law firm).
Lee Masters (5)	50	(5)	President and Chief Executive Officer of Liberty Digital, Inc. from January 1999 to March 29, 2002, President and CEO of E! Entertainment Television from January 1990 to December 1998.
Kenneth W. Lowe	51	2000	President and Chief Executive Officer since October 2000, President and Chief Operating Officer of the Company from January 2000 to September 2000, Chairman and CEO of Scripps Networks, a subsidiary of the Company, from 1994 to January 2000.
Nackey E. Scagliotti (6)	56	1999	President since January 2001, President and Publisher from May 1999 to December 2000, Acting Publisher in 1998 and Assistant Publisher from 1994 through 1998 of Neighborhood Publications, Inc. (weekly newspapers). Chairman of the Board of Directors since May 1999, Assistant Publisher from 1996 to May 1999 of Union Leader Corp. (publisher of Sunday and daily newspapers).
Charles E. Scripps (6)	82	1946	Chairman of the Executive Committee of the Company from August 1994 to September 2000 and Chairman of the Board of Directors of the Company from 1953 to August 1994.

		Director	Principal Occupation or Occupation/Business
Name	Age	Since	Experience for Past Five Years

Edward W. Scripps (6)	43	1998	Trustee of the Scripps Howard Foundation since August 2001. Trustee of the Scripps Howard Foundation from 1994 through 1998. Vice President of Scripps Howard Foundation from 1995 through 1998. News Director at KJRH-TV, a division of a subsidiary of the Company from February 1983 through September 1993.
Paul K. Scripps (6)(7)	56	1986	Vice President/Newspapers of the Company from November 1997 to December 2001 and Chairman from December 1989 to June 1997 of a subsidiary of the Company.

(1)	Mr. Tysoe is a director of Federated Department Stores, Inc. and Great American Financial Resources, Inc.

(2)	Ms. Julie A. Wrigley is a member of the Advisory Committee of Sun Valley Bank Corp. She was a director of First Bank of Idaho during 1998 and 1999 and was a director of Associated Bank, Chicago, from 1988 to 1996.

(3)	Mr. Burleigh is a director of Ohio National Financial Services Company (a mutual insurance and financial services company).

(4)	Mr. Burlingame is a trustee of The Edward W. Scripps Trust.

(5)	Mr. Masters is a nominee for election as a director for the first time. Mr. Masters is a director of Artists Direct, a music oriented web site and record label company.

(6)	Mr. Charles E. Scripps is Chairman of the Board of Trustees of The Edward W. Scripps Trust. Mr. Paul K. Scripps is a second cousin of Mr. Charles E. Scripps, Mr. Edward W. Scripps is Mr. Charles E. Scripps’ nephew and Mrs. Scagliotti is a niece of Mr. Charles E. Scripps. Mr. Charles E. Scripps, Mr. Edward W. Scripps and Mrs. Scagliotti are income beneficiaries of The Edward W. Scripps Trust.

(7)	Mr. Paul K. Scripps serves as a director of the Company pursuant to an agreement between The Edward W. Scripps Trust and John P. Scripps. See “Certain Transactions — John P. Scripps Newspapers.”

REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

2001 Board and Committee Meetings

      The board held four regularly scheduled meetings and 1 special meeting. The following committees of the board held the number of meetings indicated: Executive, 1; Audit, 3; Compensation and Incentive Plan, 3; and Policy Governance, 4. Each director attended all of the board of director meetings. Each director attended all of the meetings of the board committee(s) on which the director served, except for one director who missed one audit and one policy governance committee meeting.

Committees

      Executive Committee. William R. Burleigh (chairman), John H. Burlingame, Kenneth W. Lowe and Charles E. Scripps are the members of the executive committee, which exercises all of the powers of the board in the management of the business and affairs of the Company between board meetings except the power to fill vacancies on the board or its committees.

      Audit Committee. Ronald W. Tysoe (chairman), Daniel J. Meyer, Nackey E. Scagliotti and Julie A. Wrigley are the members of the audit committee, which nominates the independent auditors each year, reviews the audit plans of both the internal and independent auditors, evaluates the adequacy of and monitors compliance with corporate accounting policies, and reviews the Company’s annual financial statements. The internal and independent auditors have unrestricted access to the audit committee. Mr. Meyer is not standing for reelection at the May 2002 Shareholders’ meeting.

      Compensation Committee. Daniel J. Meyer (chairman), John H. Burlingame, Edward W. Scripps and Ronald W. Tysoe are the members of the compensation committee, which oversees all compensation matters relating to the Company’s senior executives. Mr. Clayton was a member of the committee but resigned as a member of the board of directors effective February 21, 2002. Mr. Meyer is not standing for reelection at the 2002 Annual Meeting of Shareholders and a new chairman will be elected at the May 2002 annual meeting of the board of directors.

      Incentive Plan Committee. Daniel J. Meyer (chairman), and Ronald W. Tysoe, two of the Company’s independent directors, are the members of the incentive plan committee, which approves all awards under the Company’s Long-Term Incentive Plan and approves all performance based bonus awards for the Company’s senior executives. The incentive plan committee is a subcommittee of the compensation committee and meets at the same time as the compensation committee. Mr. Clayton was a member of the committee but resigned as a member of the board of directors effective February 21, 2002. Mr. Meyer is not standing for reelection at the 2002 Annual Meeting of Shareholders and a new chairman will be elected at the May 2002 Annual Meeting of the Board of Directors.

      Policy Governance Committee. John H. Burlingame (chairman), William R. Burleigh, Daniel J. Meyer, Nicholas B. Paumgarten and Julie A. Wrigley are the members of the policy governance committee. The purpose of the committee is to review the size and scope of the board, to recommend nominees to the board of directors, to formulate policies of board conduct and to insure that the board adopts generally accepted corporate governance standards. The committee does not consider nominees recommended by shareholders. Mr. Meyer is not standing for reelection at the 2002 Annual Meeting of Shareholders.

REPORT ON THE COMPENSATION OF DIRECTORS

      Directors who are employees of the Company are not compensated for their service on the board.

      Directors who are not employees of the Company or its committees received an annual fee of $35,000 and an additional $2,000 for each meeting that he or she attended of the board of directors or a committee thereof on which she or he served. Additionally, each director who was a committee chairman received an annual fee of $3,000. Directors who are employees of the Company do not receive any compensation for services as directors or committee members.

      In May 2002 the non-employee directors will receive a nonqualified stock option award to purchase 5,000 of the Company’s Class A Common Shares. The award will be exercisable for ten years and the exercise price will be the Fair Market Value of a Class A Common Share, as defined in the Plan, on May 9, 2002, the effective date of the award. This is consistent with past practice.

REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information with respect to persons known to management to be the beneficial owners, as of February 28, 2002, of more than five percent of the Company’s outstanding Class A Common Shares or Common Voting Shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them.

			Common
Name and Address	Class A		Voting
Of Beneficial Owner	Common Shares	Percent	Shares	Percent

The Edward W. Scripps Trust (1)	29,096,111	48.28%	16,040,000	83.99%
312 Walnut Street Cincinnati, Ohio
Paul K. Scripps and	616	.00%	1,616,113	8.46%
John P. Scripps Trust (2) P. O. Box 1211 Jamul, California
Franklin Mutual Advisers, LLC (3)	4,745,255	7.87%	—	—
51 John F. Kennedy Parkway Short Hills, New Jersey
Wellington Management Company, LLP (4)	3,952,445	6.56%	—	—
75 State Street Boston, Massachusetts

(1)	Under the Trust Agreement establishing The Edward W. Scripps Trust (the “Trust”), the Trust must retain voting shares sufficient to ensure control of the Company until the final distribution of the Trust estate unless earlier stock dispositions are necessary for the purpose of preventing loss or damage to such estate. The trustees of the Trust are Charles E. Scripps, Robert P. Scripps and John H. Burlingame. The Trust will terminate upon the death of the last to survive of two persons specified in the Trust, the younger of whom is 82 years of age. Upon the termination of the Trust, substantially all of its assets (including all shares of capital stock of the Company held by the Trust) will be distributed to the grandchildren of Robert Paine Scripps (a son of Edward W. Scripps), of whom there are 28. Certain of these grandchildren have entered into an agreement among themselves, other cousins and the Company which will restrict transfer and govern voting of Common Voting Shares to be held by them upon termination of the Trust and distribution of the Trust estate. See “Certain Transactions — Scripps Family Agreement.”

(2)	See footnote 6 to the table under “Security Ownership of Management.”

(3)	Franklin Mutual Advisers, LLC has filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares. The information in the table is based on the information contained in such filing for the year ended December 31, 2001.

(4)	Wellington Management Company, LLP has filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Class A Common Shares. The information in the table is based on the information contained in such filing for the year ended December 31, 2001.

REPORT ON THE SECURITY OWNERSHIP OF MANAGEMENT

      The following information is set forth with respect to the Company’s Class A Common Shares and Common Voting Shares beneficially owned as of February 28, 2002, by each director and each nominee for election as a director of the Company, by each named executive, and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them.

			Common
Name of Individual or	Class A		Voting
Number of Persons in Group	Common Shares (1)	Percent	Shares	Percent

William R. Burleigh	513,650	*	—	—
John H. Burlingame (2)	7,714	*	—	—
Kenneth W. Lowe	464,002	*	—	—
Lee Masters (3)	200	*	—	—
Daniel J. Meyer	18,000	*	—	—
Nicholas B. Paumgarten (4)	20,250	*	—	—
Nackey E. Scagliotti	7,200	*	—	—
Charles E. Scripps (2) (5)	26,850	*	—	—
Edward W. Scripps	8,000	*	—	—
Paul K. Scripps (6)	616	*	1,616,113	8.46%
Ronald W. Tysoe	8,900	*	—	—
Julie A. Wrigley	27,000	*	—	—
Richard A. Boehne	142,976	*	—	—
Daniel J. Castellini (7)	181,127	*	—	—
Frank Gardner	206,277	*	—	—
Alan M. Horton	163,233	*	—	—
All directors and executive officers as a group (25 persons) (8)	31,121,713	51.64%	17,656,113	92.46%

*	Shares owned represent less than one percent of the outstanding shares of such class of stock.

(1)	The shares listed for each of the officers and directors include Class A Common Shares underlying exercisable options and options that are exercisable within 60 days of March 1, 2002, held by him or her. The shares listed do not include the balances held in any of the directors’ or officers’ phantom share accounts that are the result of an election to defer compensation under the 1997 Deferred Compensation and Stock Plan for Directors or the 1997 Deferred Compensation and Phantom Stock Plan for Senior Officers and Selected Executives, respectively.

(2)	This person is a trustee of the Trust and has the power, together with the other trustees of the Trust, to vote and dispose of the 29,096,111 Class A Common Shares and the 16,040,000 Common Voting Shares of the Company held by the Trust. Mr. Charles E. Scripps has a life income interest in the Trust. Mr. Burlingame disclaims any beneficial interest in the shares held by the Trust.

(3)	The shares for Mr. Masters include shares held jointly with other family members and shares owned as a trustee of a family trust.

(4)	The shares listed for Mr. Paumgarten include 2,000 Class A Common Shares held in trusts for the benefit of Mr. Paumgarten’s sons and 850 shares owned by his wife. Mr. Paumgarten is the sole trustee of the aforesaid trusts. Mr. Paumgarten disclaims beneficial ownership of the shares held in such trusts and the shares owned by his wife.

(5)	The shares listed for Mr. Charles E. Scripps include 1,050 Class A Common Shares owned by his wife. Mr. Scripps disclaims any beneficial interest in these shares.

(6)	The shares listed for Mr. Paul K. Scripps include 119,520 Common Voting Shares and 400 Class A Common Shares held in various trusts for the benefit of certain relatives of Paul K. Scripps and 100 Class A Common Shares owned by his wife. Mr. Scripps is a trustee of the aforesaid trusts. Mr. Scripps disclaims beneficial ownership of the shares held in such trusts and the shares owned by his wife. The shares listed also include 1,445,453 Common Voting Shares held by five trusts of which Mr. Scripps is a trustee. Mr. Scripps is the sole beneficiary of one of these trusts, holding 349,018 Common Voting Shares. He disclaims beneficial ownership of the shares held in the other four trusts.

(7)	The shares listed for Mr. Castellini include 1,000 Class A Common Shares owned by his wife. Mr. Castellini disclaims any beneficial interest in these shares.

(8)	The shares listed include the 29,096,111 Class A Common Shares and the 16,040,000 Common Voting Shares of the Company owned by the Trust.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Committee

      The members are Mr. Ronald W. Tysoe (chairman), Mr. Daniel J. Meyer, Ms. Nackey E. Scagliotti and Ms. Julie A. Wrigley. The board of directors of the Company determined that none of the members of the committee has any relationship with the Company that could interfere with their exercise of independence from management and the Company. Each of the members is independent as defined under the rules of the NYSE. The board also determined that each member of the committee is financially literate and that one or more members of the committee possesses accounting or related financial management expertise.

Charter

      The board of directors adopted a written charter for the committee, which was included as an appendix to the 2001 proxy statement.

Responsibilities/ Meetings

      The committee is responsible for the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the company and for such other activities as may be directed by the board.

      The committee held three meetings during 2001 and, as of February 28, 2002, has had two meetings in 2002. During such meetings management represented to the committee that the company’s consolidated financial statements for the year ended December 31, 2001 were prepared in accordance with generally accepted accounting principles. The committee reviewed and discussed such financial statements with management and Deloitte & Touche, LLP, the company’s independent accountants, and discussed such other matters deemed relevant and appropriate by the committee. The committee discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (Communications with Audit Committees). Deloitte & Touche also provided to the committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The committee also discussed with the independent accountants the independence of the independent accountants and whether the auditors’ provision of information technology services and other non-audit services is compatible with maintaining the auditors’ independence. It is the policy of the committee that the Company notifies the audit committee prior to entering into any material consulting contracts with Deloitte & Touche.

      In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors that these financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

Audit Fees

      The aggregate fees billed by Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2001 and for the reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q for that year were $635,500.

Financial Information Systems Design and Implementation Fees

      Deloitte was not engaged to perform financial information systems design and implementation services for the year ended December 31, 2001.

All Other Fees

      The aggregate fees for all other services rendered by Deloitte & Touche for the year ended December 31, 2001 were $566,000, including audit related services of $74,000 and tax services of $492,000.

The Audit Committee

Ronald W. Tysoe, Chairman
Daniel J. Meyer
Nackey E. Scagliotti
Julie A. Wrigley

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Committee

      The compensation committee of the board of directors is comprised of non-management directors. The committee establishes and oversees the Company’s executive compensation program. The members are Messrs. Daniel J. Meyer, chairman, Ronald W. Tysoe, Edward W. Scripps and John H. Burlingame. Mr. Joseph P. Clayton resigned as a member of the Board of Directors, the compensation committee and the incentive plan committee as of February 21, 2002.

      A subcommittee of the compensation committee is the incentive plan committee. This committee approves awards under the Company’s Long-Term Incentive Plan. Messrs. Meyer and Tysoe are the members of the incentive plan committee. (The compensation committee and the incentive plan committee hereinafter are jointly referred to as the “Committee.”)

Overview of the Company’s Compensation Philosophy

      The Company’s approach to compensation for executive officers remained unchanged in 2001. The Company employs various short and long-term compensation plans with a goal of attracting, retaining and motivating a highly-qualified management team. These plans reflect a pay-for-performance philosophy, and are designed to be consistent with competitive market practices, within and outside the media industry. Incentive award opportunities are aligned with target operating results set forth in the Company’s strategic plan. All of the elements of the Company’s compensation program have been developed with the objective of facilitating coordinated and sustained efforts toward enhancing the Company’s performance and maximizing value to shareholders.

Components of the Compensation Program

      The compensation program is reviewed annually for consistency with competitive practices and alignment with Company objectives. It is comprised of cash compensation, including salary and annual bonus, and grants of restricted stock and nonqualified stock options under the Company’s 1997 Long-Term Incentive Plan. These pay elements are effectively administered to serve the collective interests of employees, management and shareholders.

      The Company routinely participates in various compensation surveys, including the Towers Perrin Media Industry Compensation Survey, which is a well-recognized resource within the media industry. These surveys provide competitive compensation data categorized by relevant factors such as industry segments, employee base, and annual revenue. This information provides the foundation for determining appropriate compensation levels.

     Base Salary

      Salary levels for executive officers of the Company are targeted to be at the median or market level in comparison to their respective industry and professional peers. Typically, this level of base pay is reached within two to three years of commencing one’s executive position. Salary adjustments are a function of multiple factors, including: an examination of market surveys; an evaluation of an executive’s position responsibilities; consideration of an executive’s contributions; and a review of the Company’s performance. The performance factors are not assigned specific weights. Rather, the Committee applies its own subjective judgment in evaluating the aggregate impact of these factors and in making base salary determinations.

      In considering salary increases for persons other than the chief executive officer, the committee also takes into consideration recommendations made by the chief executive officer. Actual base salaries and corresponding adjustments for the named executives during calendar year 2001 were consistent with the previously referenced philosophy. Only Mr. Lowe, the chief executive officer, has an employment contract with the Company. This contract governs the terms of his compensation arrangement.

     Annual Bonus

      The purpose of the annual bonus program is to support the Company’s objective of enhancing shareholder value by directly linking incentive pay to selected financial goals. The annual bonus opportunity reflects competitive market practices, and combined with base pay, represents the total cash element of the Company’s compensation program. Two key financial performance measures, operating cash flow and earnings-per-share, were utilized in 2001. These measures represented 60% and 40%, respectively, of each named executive’s bonus opportunity. The operating cash flow target for Mr. Horton was based on the performance of the Company’s newspaper division. The cash flow target for other named executives was based on consolidated performance.

      The Company’s 2001 bonus plans for Messrs. Gardner, Horton and Castellini provided for a target bonus opportunity of 50% of base salary. The target bonus opportunity for Mr. Boehne was 60% of his base salary. It was possible for an actual bonus award to exceed or be less than an assigned target opportunity value, but in no case could an executive earn greater than 150% of his target bonus amount.

Because the Company fell short of its threshold 2001 earnings-per-share and operating cash flow goals, the named executives did not receive any bonus amount based on such targets.

      The bonus award typically is payable in the first quarter of the calendar year following the actual plan year, although executives may elect to defer payment of the bonus until retirement or another predetermined date.

     Long-Term Incentive

      The Committee continues to endorse the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning the collective interests of management and shareholders. In 1987, the Company adopted its first Long-Term Incentive Plan. Upon expiration of that Plan in 1997, the Company adopted the 1997 Long-Term Incentive Plan.

      Eligible participants in the Plan include executive officers, senior corporate and operating managers, and other key corporate and operating employees. The Plan allows for several different types of stock-based awards, but only two types of awards have been granted to date, nonqualified stock options and restricted stock awards. Stock options represent a right to purchase the Company’s Class A Common Shares at the fair market value per share as of the date the option is granted. Restricted stock awards represent Class A Common Shares of the Company which the recipient cannot sell or otherwise dispose of until the applicable restriction period lapses, and they are subject to forfeiture under certain circumstances.

      Stock Options. Generally, executives receive a stock option award when they first attain an executive position. Annually, the Company considers whether or not to make additional stock option awards. Individual award amounts are predicated on an executive’s past personal achievements, his or her contributions to the business, market competitiveness associated with respective job responsibilities, and his or her potential to materially build future shareholder value.

      Stock options are granted at not less than fair market value of the Company’s Class A Common Shares on the date of the grant. Stock options have value only if the share price appreciates following the date of the grant, thereby providing the incentive for participating executives to focus on the long-term financial performance of the Company.

      Each of the named executives received a nonqualified stock option award in 2001. These awards are exercisable in three equal annual installments, beginning in January 2002.

      Restricted Stock. Generally, executives receive restricted stock awards with a three-year vesting period when they first attain an executive position. Executives may be granted additional restricted stock awards in conjunction with successive promotions or the assignment of additional responsibilities. Mr. Lowe and Mr. Gardner were the only named executives to receive a restricted stock award in 2001.

Compensation of the Chief Executive Officer

      The chief executive officer’s 2001 compensation package consisted of a base salary of $800,000 and a target cash bonus opportunity of 80% ($640,000) of such salary. Mr. Lowe’s bonus plan for 2001 was based on the criteria outlined above under “Annual Bonus.” Because the Company did not meet the threshold requirements for its 2001 earnings per share and operating cash flow goals, he did not receive a 2001 bonus.

      In December 2001, the Committee reviewed Mr. Lowe’s performance since taking on the position of CEO in October 2000. The Committee specifically noted Mr. Lowe’s individual efforts and accomplishments during 2001 and also considered the Company’s progress in implementing its strategic plans. Effective January 1, 2002, Mr. Lowe’s annual base salary was increased to $875,000.

      The Company entered into an employment contract with Mr. Lowe in July of 1999 when he served as president of Scripps Networks, Inc., a subsidiary of the Company that operates cable television networks Home & Garden Television, Do It Yourself, Food Network and Fine Living. This contract was in force for calendar year 2001, and in addition to the previously referenced salary and bonus opportunities, included material stock-based compensation.

      Mr. Lowe was awarded an option on January 25, 2001 to purchase 60,000 of the Company’s Class A Common shares in recognition of his performance in the previous calendar year.

      Pursuant to his employment contract, Mr. Lowe was issued 19,208 unrestricted shares on January 15, 2001 in recognition of his contributions to the success of Scripps Networks. Mr. Lowe received a cash payment of $16,134 on January 31, 2001 related to the issue of the unrestricted shares. The amount of this payment represented 2001 dividend income that would have been payable to Mr. Lowe had he received the shares on July 20, 1999, the date he entered into an employment contract with the Company. On April 15, 2001, Mr. Lowe was awarded, under the terms of the Company’s Long-Term Incentive Plan, 79,020 restricted Class A Common shares which vest over five years. The shares were awarded pursuant to an incentive arrangement governed by his employment contract.

Response to Omnibus Budget Reconciliation Act of 1993

      Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid in any one year to a company’s chief executive officer and each of its four other most highly compensated executives. Performance-based compensation, if approved by shareholders, is exempt from Section 162(m). The Company’s executive compensation plans adhere to the exemption provisions set forth by Section 162(m).

      The compensation tables that follow are intended to better enable our shareholders to understand the compensation practices of the Company. Shareholder comments may be sent to the attention of the Company’s secretary.

The Compensation Committee

Daniel J. Meyer, Chairman
John H. Burlingame
Edward W. Scripps
Ronald W. Tysoe

Summary Compensation Table

      The following table sets forth information regarding the compensation earned by, paid to or awarded to the Company’s chief executive officer, and each of the Company’s four other most highly compensated executive officers, during each of the Company’s last three fiscal years.

				Long-Term Compensation
				Awards
						All
				Restricted	Securities	Other
		Annual Compensation		Stock	Underlying	Compen-
Name and				Awards(s)	Options/	sation
Principal Position	Year	Salary	Bonus	(1)	SARs(#)	(2)

Kenneth W. Lowe	2001	$800,000	$0	$3,855,000	100,000	$28,002
President and	2000	630,000	400,992	2,840,025	120,000	21,819
Chief Executive Officer (3)
Richard A. Boehne	2001	$515,000	$0	$0	50,000	$16,288
Executive Vice President (4)	2000	475,000	276,045	0	40,000	14,761
	1999	379,417	218,436	622,950	35,000	11,759
Frank Gardner	2001	$510,000	$0	$1,000,000	35,000	$7,474
Senior Vice President	2000	490,000	237,302	0	35,000	7,376
	1999	470,000	224,895	0	35,000	16,898
Alan M. Horton	2001	$510,000	$0	$0	45,000	$20,305
Senior Vice President/	2000	475,000	193,943	0	35,000	18,904
Newspapers	1999	450,000	230,351	0	35,000	16,173
Daniel J. Castellini	2001	$430,000	$0	$0	35,000	$16,042
Senior Vice President	2000	410,000	198,559	0	30,000	40,892
and Chief Financial Officer	1999	390,000	195,390	0	25,000	14,017

(1)	The aggregate number and value of restricted share holdings for each named executive officer as of the end of 2001 were as follows: Mr. Lowe held 209,230 shares, with a value of $14,024,687; Mr. Gardner held 15,577 shares, with a value of $1,044,126 and Mr. Boehne held 15,000 shares, with a value of $1,005,450. Dividends were paid during 2001 on shares of restricted stock held by each named executive officer at a rate of fifteen cents per share for each quarter. Messrs. Horton and Castellini did not hold any restricted shares at December 31, 2001. The value of the restricted shares is based on the average of the high and low closing sale prices of the Company’s shares on December 31, 2001 which was $67.03.

(2)	Represents compensation paid pursuant to the Scripps Retirement and Investment Plan, the Scripps Executive Savings Restoration Plan and insurance premiums paid by the Company for its executives.

(3)	On January 1, 2000 Mr. Lowe’s annual base pay rate was $500,000. On January 24, 2000 he was elected president and chief operating officer and his annual base pay rate was increased to $600,000. He was elected president and chief executive officer of the Company effective in October 2000 and his annual base pay rate was increased to $720,000. Mr. Lowe entered into an employment agreement with the Company as of July 20, 1999. The terms of this agreement are disclosed under “Other Transactions.” Shares awarded to Mr. Lowe under the terms of this agreement are not restricted shares and are therefore not included in the summary compensation table.

(4)	On January 1, 1999 Mr. Boehne’s annual base pay rate was $270,000. He was elected executive vice president of the Company in February 1999 and his annual base pay rate was increased to $400,000.

Option/ SAR Grants in 2001

      The following table sets forth certain information regarding options for Class A Common Shares granted in 2001 under the Company’s Long-Term Incentive Plan to named executives who participate therein.

					Potential Realizable
	Individual Grants				Value at
					Assumed Annual
	Number of	% of Total			Rates of
	Securities	Options/			Share Price
	Underlying	SAR’s	Exercise		Appreciation for
	Options/SARs	Granted to	Or Base		Option Term
	Granted	Employees	Price	Expiration
Name	(#)	in 2001	($/Sh)	Date	5%($)	10%($)

Kenneth W. Lowe	100,000	9.1%	$64.25	2011	$4,040,648	$10,239,795
Richard A. Boehne	50,000	4.5%	$64.25	2011	$2,020,324	$5,118,898
Frank Gardner	35,000	3.2%	$64.25	2011	$1,414,227	$3,583,928
Alan M. Horton	45,000	4.1%	$64.25	2011	$1,818,292	$4,607,908
Daniel J. Castellini	35,000	3.2%	$64.25	2011	$1,414,227	$3,583,928
Total awards to all employees	1,101,200	100.0%

Aggregated Option/ SAR Exercises in 2001 and FY-End Option/ SAR Values

      The following table sets forth certain information regarding the number and value of options for Class A Common Shares held by the named executives at December 31, 2001. Four executives exercised options during 2001.

			Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
			12/31/01(#)	12/31/01($)
	Shares Acquired		Exercisable/	Exercisable/
Name	on Exercise(#)	Realized	Unexercisable(1)	Unexercisable(1)

Kenneth W. Lowe	18,700	$968,290	156,700/180,000	$5,118,041/1,568,800
Richard A. Boehne	6,600	$331,089	82,768/88,332	$2,413,233/878,742
Frank Gardner	38,100	$1,981,413	148,301/69,999	$4,853,812/748,048
Alan M. Horton	—	—	155,301/79,999	$5,318,046/775,848
Daniel J. Castellini	55,400	$2,725,474	139,067/63,333	$5,014,227/622,227

REPORT ON STOCKHOLDER RETURN — PERFORMANCE GRAPH

      Set forth below is a line graph comparing the cumulative total return on the Company’s Class A Common Shares, assuming an initial investment of $100 as of December 31, 1996, and based on the market prices at the end of each year and assuming reinvestment of dividends, with the cumulative total return of the Standard & Poor’s Composite-500 Stock Index and an index based on a peer group of media companies.

	1996	1997	1998	1999	2000	2001

S&P 500	$100	133	172	208	189	166

Scripps	$100	140	145	133	188	199

Media Index	$100	157	168	219	185	191

      The companies in the peer group index are Belo Corporation, Gannett Co. Inc., Knight Ridder, Inc., Lee Enterprises, Inc., The New York Times Company, Tribune Company, and the Washington Post Company. The index is weighted based on market capitalization. The companies included in the peer group were approved by the compensation committee.

      The Company’s divestiture of its cable television business on November 13, 1996 was treated as a dividend of $19.83 per share that was reinvested in the Company’s Class A Common Shares.

REPORT ON COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. John H. Burlingame, Daniel J. Meyer, Edward W. Scripps and Ronald W. Tysoe are the members of the Company’s compensation committee. Mr. Meyer’s successor will be elected at the annual meeting of the board of directors’ in May 2002.

      Mr. Edward W. Scripps is a general partner in Jefferson Building Partnership, (the “Jefferson Partnership”) which was formed in 1984. The Albuquerque Publishing Company, which is the Company’s 50% owned partnership that operates The Albuquerque Tribune under a joint operating agreement, leases the facilities for The Albuquerque Tribune from a partnership controlled in part by the Jefferson Partnership. This lease terminates in 2004. Total rent under the lease for 2001 was approximately $1,924,000. The Albuquerque Publishing Company has an option to purchase the property that is exercisable until 2034. The purchase price will be equal to 7.7 times the basis rent for the lease year in which the property is purchased. The parties to the Albuquerque joint operating agreement lease the land on which the Albuquerque facilities are situated to the Jefferson Partnership under a lease terminating in 2034 and providing for rent of $150,000 per year, subject to certain adjustments for inflation. The Jefferson Partnership has subleased the land to the Albuquerque Publishing Company as part of the facilities lease arrangement described above.

      Mr. John H. Burlingame is a member of the executive committee of the Company’s board of directors. Mr. Burlingame is also a trustee of The Edward W. Scripps Trust and for 2002 is expected to continue to serve as a trustee. The trustees have the power to vote and dispose of the 29,096,111 Class A Common Shares and 16,040,000 Common Voting Shares of the Company held by the Trust. Mr. Burlingame disclaims any beneficial interest in the shares held by the Trust. See “Security Ownership of Certain Beneficial Owners.”

      Mr. John H. Burlingame is an active retired partner of Baker & Hostetler LLP. Baker & Hostetler served as legal counsel to the Company and to The Edward W. Scripps Trust in 2001 and is expected to provide legal services to the Company and to the Trust in 2002.

REPORT ON THE COMPANY’S PENSION PLAN

      The Company’s executive officers and substantially all other non-union employees of the Company are participants in a non-contributory defined benefit pension plan maintained by the Company (the “Pension Plan”). Contributions to the Pension Plan are based on separate actuarial computations for each business unit and are made by the business unit compensating the particular individual.

	Years of Services

Remuneration	15 Years	20 Years	25 Years	30 Years	35 Years

300,000	$55,000	$73,000	$92,000	$110,000	$128,000
400,000	74,000	98,000	123,000	147,000	172,000
500,000	92,000	123,000	154,000	185,000	216,000
600,000	111,000	148,000	185,000	222,000	259,000
700,000	130,000	173,000	217,000	260,000	303,000
800,000	149,000	198,000	248,000	297,000	347,000
900,000	167,000	223,000	279,000	335,000	391,000
1,000,000	186,000	248,000	310,000	372,000	434,000
1,500,000	280,000	373,000	467,000	560,000	653,000
1,750,000	327,000	436,000	545,000	654,000	763,000

      The above table shows the annual normal retirement benefits which, absent the maximum benefit limitations (the “Benefit Limitations”) imposed by Section 415(b) of the Internal Revenue Code of 1986, as amended (the “Code”), would be payable pursuant to the Pension Plan upon retirement at age 65 (based upon the 2001 social security integration level under the Pension Plan), pursuant to a straight life annuity option, for employees in the compensation ranges specified and under various assumptions with respect to average final annual compensation and years of credited services.

      In general, the Benefit Limitations limit the annual retirement benefits that may be paid pursuant to the Pension Plan to $140,000 (subject to further cost-of-living increases promulgated by the United States Secretary of the Treasury). The Company supplements payments under the Pension Plan with direct pension payments equal to the amount, if any, by which the benefits that otherwise would be payable under the Pension Plan exceed the benefits that are permitted to be paid under the Benefit Limitations. Annual normal retirement benefits are computed at the rate of 1% of average final annual compensation up to the applicable social security integration level plus 1.25% of average final annual compensation in excess of the social security integration level, multiplied by the employee’s years of credited service. An employee’s benefits are actuarially adjusted if paid in a form other than a life annuity.

      An employee’s average final compensation is the average annual amount of his pensionable compensation (generally salary and bonus, excluding the Scripps Retirement & Investment Plan and any other annual or long-term compensation reflected in the Summary Compensation Table) for service during the five consecutive years within the last ten years of his employment for which his total compensation was greatest. The employee’s years of credited service equal the number of years of his employment with the Company (subject to certain limitations). As of December 31, 2001, the years of credited service of the individuals named in the cash compensation table were as follows: Mr. Lowe — 22; Mr. Gardner — 17; Mr. Castellini — 31; Mr. Horton — 31; Mr. Boehne — 16.

      In May 1996, the board of directors of the Company adopted a Selected Officer Retirement Program, the purpose of which is to provide supplemental retirement benefits to certain key employees of the Company who meet the eligibility requirements. Participants in the program must be specifically designated as participants by the compensation committee. As of March 1, 2001, the only active employee participant is Mr. Daniel J. Castellini. A participant begins to receive benefits under the program upon retirement. The amount of the benefit payable under such plan is a percentage of the participant’s highest three-year average earnings subject to certain offsets and maximums.

      In December 1998, the compensation committee of the board of directors of the Company authorized adoption of an executive savings restoration plan designed to enable executives of the Company to restore savings benefits that may be lost due to tax law limitations. This plan is a nonqualified plan designed to complement the Company’s 401(k) savings and retirement plan by enabling participants to enhance savings for retirement on a pre-tax basis.

REPORT ON CERTAIN TRANSACTIONS

Scripps Family Agreement

      General. The Company and certain persons and trusts are parties to an agreement (the “Scripps Family Agreement”) restricting the transfer and governing the voting of Common Voting Shares that such persons and trusts may acquire or own at or after the termination of the Trust. Such persons and trusts (the “Signatories”) consist of certain grandchildren of Robert Paine Scripps who are beneficiaries of the Trust, descendants of John P. Scripps, and certain trusts of which descendants of John P. Scripps are trustees and beneficiaries. Robert Paine Scripps and John P. Scripps were sons of the founder of the Company.

      If the Trust were to have terminated as of March 1, 2002, the Signatories would have held in the aggregate approximately 89.8% of the outstanding Common Voting Shares as of such date.

      Once effective, the provisions restricting transfer of Common Voting Shares under the Scripps Family Agreement will continue until twenty-one years after the death of the last survivor of the descendants of Robert Paine Scripps and John P. Scripps alive when the Trust terminates. The provisions of the Scripps Family Agreement governing the voting of Common Voting Shares will be effective for a ten-year period after termination of the Trust and may be renewed for additional ten-year periods.

      Transfer Restrictions. No Signatory will be able to dispose of any Common Voting Shares (except as otherwise summarized below) without first giving other Signatories and the Company the opportunity to purchase such shares. Signatories will not be able to convert Common Voting Shares into Class A Common Shares except for a limited period of time after giving other Signatories and the Company the aforesaid opportunity to purchase and except in certain other limited circumstances.

      Signatories will be permitted to transfer Common Voting Shares to their lineal descendants or trusts for the benefit of such descendants, or to any trust for the benefit of such a descendant, or to any trust for the benefit of the spouse of such descendant or any other person or entity. Descendants to whom such shares are sold or transferred outright, and trustees of trusts into which such shares are transferred, must become parties to the Scripps Family Agreement or such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Signatories will also be permitted to transfer Common Voting Shares by testamentary transfer to their spouses provided such shares are converted to Class A Common Shares and to pledge such shares as collateral security provided that the pledgee agrees to be bound by the terms of the Scripps Family Agreement. If title to any such shares subject to any trust is transferred to anyone other than a descendant of Robert Paine Scripps or John P. Scripps, or if a person who is a descendant of Robert Paine Scripps or John P. Scripps acquires outright any such shares held in trust but is not or does not become a party to the Scripps Family Agreement, such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Any valid transfer of Common Voting Shares made by Signatories without compliance with the Scripps Family Agreement will result in automatic conversion of such shares to Class A Common Shares.

      Voting Provisions. The Scripps Family Agreement provides that the Company will call a meeting of the Signatories prior to each annual or special meeting of the shareholders of the Company held after termination of the Trust (each such meeting hereinafter referred to as a “Required Meeting”). At each Required Meeting, the Company will submit for decision by the Signatories, each matter, including election of directors, that the Company will submit to its shareholders at the annual meeting or special meeting with respect to which the Required Meeting has been called. Each Signatory will be entitled, either in person or by proxy, to cast one vote for each Common Voting Share owned of record or beneficially by him on each matter brought before the meeting. Each Signatory will be bound by the decision reached with respect to each matter brought before such meeting, and, at the related meeting of the shareholders of the Company, will vote his Common Voting Shares in accordance with decisions reached at the meeting of the Signatories.

      John P. Scripps Newspapers

      In connection with the merger in 1986 of the John P. Scripps Newspaper Group (“JPSN”) into a wholly owned subsidiary of the Company (the “JPSN Merger”), the Company and The Edward W. Scripps Trust entered into certain agreements discussed below.

      JPSN Board Representation Agreement. The Edward W. Scripps Trust and John P. Scripps entered into a Board Representation Agreement dated March 14, 1986 in connection with the JPSN Merger. Under this agreement, the surviving adult children of Mr. Scripps who are shareholders of the Company have the right to designate one person to serve on the Company’s Board of directors so long as they continue to own in the aggregate 25% of the sum of (i) the shares issued to them in the JPSN Merger and (ii) the shares received by them from John P. Scripps’ estate. In this regard, The Edward W. Scripps Trust has agreed to vote its Common Voting Shares in favor of the person designated by John P. Scripps’ children. Pursuant to this agreement, Paul K. Scripps currently serves on the Company’s board of directors and is a nominee for election at the annual meeting. The Board Representation Agreement terminates upon the earlier of the termination of The Edward W. Scripps Trust or the completion of a public offering by the Company of Common Voting Shares.

      Stockholder Agreement. The former shareholders of the John P. Scripps Newspaper Group, including John P. Scripps and Paul K. Scripps, entered into a Stockholder Agreement with the Company in connection with the JPSN Merger. This agreement restricts to certain transferees the transfer of Common Voting Shares received by such shareholders pursuant to the JPSN Merger. These restrictions on transfer will terminate on the earlier of the termination of The Edward W. Scripps Trust or completion of a public offering of Common Voting Shares. Under the agreement, if a shareholder has received a written offer to purchase 25% or more of his Common Voting Shares, the Company has a “right of first refusal” to purchase such shares on the same terms as the offer. On the death of any of these shareholders, the Company is obligated to purchase from the shareholder’s estate a sufficient number of the Common Voting Shares of the Company to pay federal and state estate taxes attributable to all shares included in such estate; this obligation expires in 2006. Under certain other circumstances, such as bankruptcy or insolvency of a shareholder, the Company has an option to buy all Common Voting Shares of the Company owned by such shareholder. Under the agreement, stockholders owning 25% or more of the outstanding Common Voting Shares issued pursuant to the JPSN Merger may require the Company to register Common Voting Shares (subject to the right of first refusal mentioned above) under the Securities Act of 1933 for sale at the shareholders’ expense in a public offering. In addition, the former shareholders of the John P. Scripps Newspaper Group will be entitled, subject to certain conditions, to include Common Voting Shares (subject to the right of first refusal) that they own in any registered public offering of shares of the same class by the Company. The registration rights expire three years from the date of a registered public offering of Common Voting Shares.

Other Transactions

      For information concerning certain transactions which involve Mr. Charles E. Scripps and Mr. Edward W. Scripps, see “Compensation Committee Interlocks and Insider Participation.”

      Mr. John H. Burlingame is an active retired partner of Baker & Hostetler LLP which served as legal counsel to the Company and to The Edward W. Scripps Trust (the “Trust”) in 2001 and is expected to perform such services in 2002.

      Mr. Nicholas B. Paumgarten is a managing director of J.P. Morgan Chase (“J.P. Morgan”). Morgan Guaranty Trust Company of New York (an affiliate of J.P. Morgan) is a lender to the Company under its Competitive Advance/ Revolving Credit Agreement. J.P. Morgan has performed investment banking services for the Company in the past and may again perform investment banking services for the Company.

      Several of the Company’s executives have outstanding loan agreements with the Company pursuant to the Employee Stock Purchase Loan Program. This program is designed to assist key employees in exercising stock options. No new stock loans were entered into for calendar year 2001 with the named executives. In accordance with the terms of the loan program, executives agree to repay their loan within ten years of the effective date of the agreement. As of December 31, 2001, the outstanding balances of loan agreements between the Company and the named executives were as follows: Mr. Lowe — $131,675; Mr. Boehne — $61,786; Mr. Horton — $545,039 and Mr. Castellini — $474,462. Additionally, Mr. J. Robert Routt, vice president and controller, has a loan agreement outstanding under this program. At December 31, 2001 his outstanding balance was $65,462.

      Mr. Kenneth W. Lowe entered into an employment agreement with the Company in July 1999. The original term of this agreement continues through 2003 and will be automatically extended as of January 1, 2004, and as of each January 1 of each succeeding even number calendar year thereafter, for two additional years, unless earlier terminated as provided in the agreement or unless either party gives the other six months advance notice of a decision not to extend the agreement. Under this agreement, Mr. Lowe is entitled to an annual salary, to be set by the Compensation Committee of the Company, at a rate not less than the annual salary payable by the Company to him for the immediately preceding year. In recognition of the value Mr. Lowe had created for the Company and to provide him with an incentive to enhance the profitability of the Company in the future, Mr. Lowe received a grant under the employment agreement of 96,038 deferred stock units, each of which entitles him to receive one Class A Common Share of the Company. These units mature at the rate of 20% per year from 2000 through 2004. If his employment under the agreement is terminated for any reason before any maturity date, Mr. Lowe, or his designated beneficiary in case of his death, shall receive Class A Common Shares for the deferred stock units on each remaining maturity date as if Mr. Lowe were still employed. When these units are exchanged for Class A Common Shares, Mr. Lowe will receive a cash payment equal to the cash dividends that would have been paid on such shares between July 1999 and the relevant maturity date. Furthermore, under the agreement, the Company agreed to grant Mr. Lowe restricted Class A Common Shares under the Company’s Long-Term Incentive Plan for each year from 1999 through 2003 that he remains employed by the Company. The number of shares granted is based on the increase in value of the Company’s cable networks from one year to the next. The increase in value is determined each year by an outside firm. No shares are awarded unless the value of the cable networks increases by at least 15% over the prior year. If the minimum is reached or exceeded, the number of shares awarded to Mr. Lowe equals one percent of the total increase in value divided by the fair market value of a Class A

Common Share on December 31 of the relevant calendar year. Each grant of restricted shares vests at the rate of 20% over five years from the grant date. Unvested shares and rights to future grants are forfeited if Mr. Lowe’s employment is terminated for Cause (as defined in the agreement) or if Mr. Lowe terminates the agreement for reasons other than a Change in Control (as defined in the agreement) or a material breach by the Company of the agreement. If Mr. Lowe’s employment terminates by reason of his death or disability or as a result of a Change in Control, all unvested shares vest automatically and all rights to future grants of restricted shares are forfeited. If Mr. Lowe’s employment terminates as a result of termination without Cause or termination in the event of a material breach by the Company, all unvested shares vest automatically and Mr. Lowe retains all rights to future grants of restricted shares. If Mr. Lowe’s employment is terminated as a result of his death or disability, or he is terminated by the Company without Cause, or if Mr. Lowe terminates his employment following a Change in Control or a material breach of the agreement by the Company, the Company is obligated to continue to pay Mr. Lowe’s salary and provide him with certain benefits for the greater of two years or the then remaining term under the employment agreement. A description of Mr. Lowe’s compensation for 2000, including the awards granted pursuant to his employment agreement, is included in the Compensation Committee’s report under the caption “Compensation of the Chief Executive Officer”.

      The Company agreed to employ Mr. B. Jeff Craig as its vice president and chief technology officer and entered into an employment agreement with him in January 2001, with an effective date of February 19, 2001. The term of such agreement continues through 2003. Under the agreement, Mr. Craig is entitled to an annual salary of not less than $250,000 and is eligible to participate in executive level incentive bonus and benefit programs. He is also entitled to an annual stay bonus of $115,000 payable for three years. In connection with the foregoing, the Company awarded Mr. Craig 1,500 restricted Class A Common Shares and a nonqualified option to purchase 13,000 Class A Common Shares. The restricted stock will vest at the end of 2003 and the option will vest in three installments by the end of 2003. The Company has loaned Mr. Craig $300,000, to be repaid, with interest at 6% per year, by January 2004. If his employment is terminated by the Company without cause (as defined in the agreement) or if he terminates his employment for good reason (as defined in the agreement), Mr. Craig is entitled to a lump sum payment equal to one year’s salary and the Company will be required to forgive the outstanding balance then payable under the loan.

PROPOSAL 2

To amend the Company’s 1997 Long-Term Incentive Plan to reserve 3,000,000 additional Class A Common Shares for issuance under the Plan.

General

      There will be submitted at the annual meeting for action by the holders of Common Voting Shares a proposal to amend The E. W. Scripps Company’s 1997 Long-Term Incentive Plan. The Plan amendment would increase the number of shares authorized for issuance under the Plan from 6,158,700 to 9,158,700. The Board of directors approved the proposed amendments on February 21, 2001.

      Reservation of Additional Shares. The Plan presently provides for the issuance of 6,158,700 Class A Common Shares. As of March 1, 2002, awards for 542,310 restricted shares and options for 4,607,100 shares had been granted to directors, executive officers and key employees of the Company. Allowing for forfeitures, an aggregate of 5,025,405 shares were issued and outstanding to such employees on March 1, 2002. On that date, 1,073,295 Class A Common Shares were available for issuance in the future under the Plan. If proposal two is approved by the holders of the Common Voting Shares, on May 9, 2002, 4,073,295 will be available for issuance under the Plan. This 4,073,295, along with the 5,025,405 shares already granted under the Plan, would represent an amount equal to approximately 15% of the Class A Common Shares outstanding and approximately 11% of the aggregate of the Class A Common Shares and Common Voting Shares outstanding.

      The closing sale price of the Class A Common Shares on the New York Stock Exchange on March 1, 2002 was $75.54. At that date, the aggregate value of the additional 3,000,000 shares proposed to be reserved for purposes of the Plan was $226,620,000 and the aggregate market value of the 4,034,005 shares currently subject to restricted shares and options awarded and outstanding under the Plan was $304,728,738.

      If the proposed amendment is approved by the holders of Common Voting Shares, the Company’s incentive plan committee will from time to time consider awards for key employees and directors of the Company under the Plan. Such decisions regarding awards are in the incentive plan committee’s sole discretion.

Tax Consequences

      The following is a summary of the federal income tax consequences related to nonqualified stock options granted under the Plan.

      Nonqualified Stock Options. With respect to nonqualified stock options generally, (a) no income is realized by the optionee at the time the option is granted, (b) upon exercise of the option, the optionee realizes ordinary income in an amount equal to the excess, if any, of the fair market value of the Class A Common Shares on the date of exercise over the option price paid for the shares, and the Company is entitled to a tax deduction in the amount of ordinary income realized (provided that applicable withholding or reporting requirements are satisfied), and (c) upon disposition of the Class A Common Shares received upon the exercise of the option, the optionee recognizes, as either short-term or long-term capital gain (or loss), depending upon the length of time that the optionee has held the shares, income (or loss) equal to the difference between the amount realized and the fair market value of the shares on the date of exercise of the option.

      With respect to the exercise of a nonqualified stock option and the payment of the option price by the delivery of Class A Common Shares, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of the shares received will be the same as the tax basis of the shares surrendered, and the holding period of the optionee in the shares received will include his holding period in the shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time in the amount of the fair market value of such excess shares, the tax basis of such excess shares will be such fair market value, and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee.

      Capital Gains. Under current law, capital gains are subject to the same tax rates that apply to ordinary income, except the rate on long-term capital gains may not exceed 20%. Capital losses may be utilized to offset capital gains to the extent of capital gains, and $3,000 of capital losses in excess of capital gains ($1,500 in the case of a married individual filing a separate return) is deductible against other income. To receive long-term capital gain (loss) treatment with respect to any appreciation (depreciation) in the value of the shares acquired pursuant to the Plan, the participant must hold such shares for more than one year. Shares held for one year or less will receive short-term capital gain or loss treatment. The maximum 20% rate is reduced to 18% with respect to certain property the holding period of which begins after December 31, 2000 if such property is held for more than 5 years. For this purpose the holding period of property acquired pursuant to the exercise of an option includes the period such option was held.

Vote Necessary for Approval

      The affirmative vote of the holders of a majority of the Common Voting Shares present or represented at the annual meeting (including abstentions) is required to approve the proposed plan. Broker non-votes are not counted as voting. The board of directors recommends that holders of such shares vote FOR the proposed plan. It is expected that the Common Voting Shares owned by The Edward W. Scripps Trust will be voted in favor of the plan, thus assuring approval thereof. Proxies for Common Voting Shares solicited by the board will be voted FOR the proposed amendment unless shareholders specify a contrary choice in their proxies.

REPORT ON SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and owners of more than ten percent of the Company’s Class A Common Shares (“10% shareholders”), to file with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Class A

Common Shares and other equity securities of the Company. Executive officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

      To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were complied with.

REPORT ON INDEPENDENT PUBLIC ACCOUNTANTS

      At its March 8, 2002 meeting, the audit committee of the board of directors approved the appointment of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending December 31, 2002. The full board ratified this recommendation on March 13, 2002. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting.

REPORT ON SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

      Any shareholder proposals intended to be presented at the Company’s 2003 Annual Meeting of Shareholders must be received by the Company at 312 Walnut Street, Cincinnati, Ohio, on or before November 29, 2002, for inclusion in the Company’s proxy statement and form of proxy relating to the 2003 Annual Meeting of Shareholders.

      If a shareholder intends to raise at the Company’s 2003 annual meeting a proposal that he or she does not seek to have included in the Company’s proxy statement, the shareholder must notify the Company of the proposal on or before February 1, 2003. If the shareholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if it is raised at such annual meeting, whether or not there is any discussion of such proposal in the 2003 proxy statement.

OTHER MATTERS

      The solicitation of proxies is made by and on behalf of the board of directors. The cost of the solicitation will be borne by the Company. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s Class A Common Shares.

      The presence of any shareholder at the meeting will not operate to revoke his proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by giving written notice to the Company or in open meeting.

      The persons named in the enclosed proxy, or their substitutes, will vote the shares represented by such proxy at the meeting. The forms of proxy for the two respective classes of stock permit specification of a vote for persons nominated for election as directors by each such class of stock, as set forth under “Election of Directors” above, and the withholding of authority to vote in the election of such directors or the withholding of authority to vote for one or more specified nominees. Where a choice has been specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted to elect directors as set forth under “Election of Directors.”

      Under Ohio law and the Company’s Articles of Incorporation, broker non-votes for Class A Common Shares and abstaining votes for both Class A Common Shares and Common Voting Shares will not be counted in favor of, or against, election of any nominee.

      If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The board does not know of any other matters which will be presented for action at the meeting.

      A copy of the Company’s Annual Report for the year ended December 31, 2001 is enclosed.

By order of the board of directors,

M. DENISE KUPRIONIS, ESQ.
Vice President
Corporate Secretary/ Director of Legal Affairs

March 28, 2002

Vote by Telephone

Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone phone. You will be prompted to enter your Control Number found on the reverse side and then you can follow the simple prompts that will be presented to you to record your vote.

Vote by Internet

Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number found on the reverse side and then you can follow the simple prompts that will be presented to you to record your vote. Ohio law allows proxy voting by electronic means.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Trust Services, P.O. Box 535800, Pittsburgh, Pennsylvania 15230.

Vote by Telephone Call Toll-Free using a touch-tone phone 1-800-542-1160	Vote by Internet Access the Website and cast your vote http://www.votefast.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone or internet vote must be received by 11:59 P.M. Eastern Standard Time on May 8,
2002 to be counted in the final tabulation.

Your Control Number is printed on the reverse side.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, dated and returned your proxy card.

THE E. W. SCRIPPS COMPANY	PROXY FOR CLASS A COMMON SHARES

         The undersigned hereby appoints KENNETH W. LOWE, RICHARD A. BOEHNE and M. DENISE KUPRIONIS and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of The E. W. Scripps Company, to be held at The Queen City Club, Cincinnati, Ohio, on Thursday, May 9, 2002 at 10:00 A.M., local time, and any adjournment or adjournments thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

1.	FOR, or	WITHHOLD AUTHORITY to vote for the following nominees for election as directors:

(01) Nicholas B. Paumgarten	(02) Ronald W. Tysoe	(03) Julie A. Wrigley

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.)

2.             On such other business as may properly come before the meeting.

The Proxies will vote as specified above, or if a choice is not specified, they will vote FOR the nominees listed in item 1.

(Continued, and to be signed, on other side)

The E.W. Scripps Company
c/o Corporate Trust Services
Mail Drop 10AT66—4129
38 Fountain Square Plaza
Cincinnati, OH 45202

Your Control Number is:

You are now able to cast your vote by using a touch-tone telephone or by using the Internet.
Instructions for voting are on the reverse side. Your Control number for voting is noted above.

fold and detach here

Receipt of the Notice of Meeting of Shareholders and the related Proxy Statement dated March 28, 2002 is hereby acknowledged.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

Dated ______________________, 2002

(Please date your Proxy.)

Signature of Shareholder

Please sign exactly as your name appears hereon, indicating, where proper, official position or rep- resentative capacity.

When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.

Vote by Telephone

Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone phone. You will be prompted to enter your Control Number found on the reverse side and then you can follow the simple prompts that will be presented to you to record your vote.

Vote by Internet

Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number found on the reverse side and then you can follow the simple prompts that will be presented to you to record your vote. Ohio law allows proxy voting by electronic means.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Trust Services, P.O. Box 535800, Pittsburgh, Pennsylvania 15230.

Vote by Telephone	Vote by Internet	Vote by Mail

Call Toll-Free using a	Access the Website and	Return your proxy

touch-tone phone	cast your vote	in the postage-paid

1-800-542-1160	http://www.votefast.com	envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone or internet vote must be received by 11:59 P.M. Eastern Standard Time on May 8, 2002 to be counted in the final tabulation.

Your Control Number is printed on the reverse side.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, dated and returned your proxy card.

THE E. W. SCRIPPS COMPANY	PROXY FOR COMMON VOTING SHARES

         The undersigned hereby appoints KENNETH W. LOWE, RICHARD A. BOEHNE and M. DENISE KUPRIONIS and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of The E. W. Scripps Company, to be held at The Queen City Club, Cincinnati, Ohio, on Thursday, May 9, 2002 at 10:00 A.M., local time, and any adjournment or adjournments thereof, and to vote thereat the number of shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

1.	FOR, or	WITHHOLD AUTHORITY to vote for the following nominees for election as directors:

(01) William R. Burleigh	(02) John H. Burlingame	(03) Kenneth W. Lowe	(04) Lee Masters

(05) Nackey E. Scagliotti	(06) Charles E. Scripps	(07) Edward W. Scripps	(08) Paul K. Scripps

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line provided below.)

1.	FOR, or	AGAINST or	ABSTAIN WITH RESPECT TO, amending the Company’s 1997 Long-Term Incentive Plan.

3. On such other business as may properly come before the meeting.

The Proxies will vote as specified above, or if a choice is not specified, they will vote FOR the nominees listed in item 1 and FOR the amendment listed in item 2.

The E.W. Scripps Company
c/o Corporate Trust Services
Mail Drop 10AT66—4129
38 Fountain Square Plaza
Cincinnati, OH 45202

Your Control Number is:

You are now able to cast your vote by using a touch-tone telephone or by using the Internet.
Instructions for voting are on the reverse side. Your Control number for voting is noted above.

fold and detach here

Receipt of the Notice of Meeting of Shareholders and the related Proxy Statement dated March 28, 2002 is hereby acknowledged.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

Dated ______________________, 2002

(Please date your Proxy.)

Signature of Shareholder

Please sign exactly as your name appears hereon, indicating, where proper, official position or rep- resentative capacity.

When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.